EXHIBIT  10.11

PLEASE NOTE THAT WE HAVE REQUESTED CONFIDENTIAL TREATMENT FOR CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. AN [*] INDICATES THE PLACES IN THIS EXHIBIT WHERE MATERIAL HAS BEEN OMITTED.

                               LETTER OF AGREEMENT

This Letter of Agreement outlines the understanding between S & K Sales Co. (HEREIN AFTER REFERRED TO AS S & K) located at 2500 Hawkeye Court, Virginia Beach, Virginia 23452, and Military Resale Group, Inc., (HEREIN AFTER REFERRED TO AS DISTRIBUTOR) located at 2180 Executive Circle, Colorado Springs, Colorado 80906.

1. Effective November 1, 2001, S & K appoints Distributor as the military warehousing and delivery agent to the military installations listed on Attachment "A" for products listed on S & K's non-perishable ROA with DeCA as listed on Attachment "B."

2. a) Distributor will purchase products based on Distributor regular price provided y S & K. Distributor will maintain sufficient inventories to provide complete and on-time deliveries, via FDS-DTI and DOORS - type DeCA contracts as required by DeCA.

         b) Orders will be placed with S & K via EDI except for Bush Brothers. Orders should be multi-vendor.

         c) Orders for Bush Brothers products will be sent via EDI 875 to Bush Brothers.

3. Product will be delivered to Distributor from multiple vendor warehouses. A copy of each Receiving Document will be faxed or mailed to:

                               S & K Sales Co.
                               2500 Hawkeye Court
                               Virginia Beach, VA 23452
                               Attn: Lorna Anderson
                               Tel:  (757) 460-8888
                               Fax:  (757) 460-2660

4. S & K will issue an invoice per delivery to Distributor at Distributor regular price with terms of 2% 10 Days Net 30 Days except for Bush Brothers. Bush will invoice Distributor directly and Distributor will remit directly to Bush to address indicated on invoice.

5.       Distributor will remit for all invoices issued by S & K via check to:

                               S & K Sales Co.
                               P.O. Box 79412
                               Baltimore, MD 21279-0412

         Back-up documentation is required for all deductions.

6. Distributor will furnish roll-up information via EDI 867 on all products including Bush Brothers to S & K's no later than (10) days following close of roll-up period.

7. S & K Sales will invoice military customer and issue credit or check to Distributor for full value of merchandise shipped and billed to military customer based on Distributor Regular Price. S & K will pay a drayage fee based on Distributor Regular Price by check to Distributor per attachment "B."

8. Payment/credit for value of merchandise and drayage will be paid by S & K on or about the 20th of the month. Payment will cover rollups for the 4th and 3rd previous periods (e.g. October 20 covers August 16-31 and September 1-15).

9. Distributor agrees to accept all deliveries against orders entered by Distributor. Damaged merchandise should be rejected. Distributor to contact S & K should hidden damage claims occur.

10. This agreement may be amended in writing from time to time to add additional vendors that may be added to S & K's non-perishable ROA with DeCA.

11. This agreement may be terminated by either party upon sixty (60) days' written notice. At that time, Distributor shall return all undelivered full unopened cases to addresses provided by S & K and Distributor shall receive credit for all returned merchandise. Any outstanding account balance will be settled within 30 days.

DISTRIBUTOR:                                    S & K SALES CO.:
Name:    ETHAN D. HOKIT                         Name:  PEGGY BARRY
         ----------------------------------            ---------------------------------

Title:   PRESIDENT                              Title:  VICE PRESIDENT
         ----------------------------------             --------------------------------

Signature/Date: /s/ ETHAN D. HOKIT 10/22/01     Signature/Date: /s/ PEGGY BARRY 10/18/01
                ---------------------------                     ------------------------

                                  ATTACHMENT A

                           MILITARY RESALE GROUP, INC.



                                  F. E. WARREN
                              FITZSIMMONS ARMY BASE
                                   AF ACADEMY
                                   FT. CARSON
                                  PETERSON AFB
                                  ELLSWORTH AFB

                                  ATTACHMENT B

                           MILITARY RESALE GROUP, INC.

         MANUFACTURER                                               DRAYAGE FEE

         Barilla                                                        [*]

         Blistex                                                        [*]

         Bush Brothers                                                  [*]

         Pactiv                                                         [*]

         Premier Valley                                                  [*]

         Rayovac                                                        [*]

         Sunshine Makers                                                [*]